UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019 (March 6, 2019)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 6, 2019, Aircom Pacific, Inc. (“Aircom”), a wholly owned subsidiary of Aerkomm Inc. (the “Company”), signed a General Terms Agreement with MJet GMBH (the “MJet Agreement”) pursuant to which Aircom will provide, install, and test its AERKOMM®K++ IFEC system on MJet’s Airbus ACJ319 aircraft. Aircom, with the assistance of Airbus (pursuant to Aircom’s separate agreement with Airbus), will also seek certification for this system from the relevant regulatory authorities. Upon successful installation, testing, and certification of the AERKOMM®K++ IFEC system on MJet’s Airbus ACJ319 aircraft, Aircom will receive a one-time payment from MJet. The one-time payment will be followed by ongoing monthly payments for the provision of inflight connectivity services, such as the provision of unlimited data to inflight users of the AERKOMM®K++ service. The MJet Agreement constitutes the basis for the general terms of a more detailed business agreement to be negotiated and entered into by MJet and Aircom.

On March 18, 2019, the Company issued a press release announcing the MJet Agreement (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto.

The foregoing descriptions of the Agreement and the Press Release do not purport to be complete and are qualified in their entirety by reference to the MJet Agreement and the Press Release, the forms of which are filed as, respectively, Exhibits 10.1 and 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	General Terms Agreement between Aircom Pacific, Inc. and MJet GMBH dated March 6, 2019
99.1	Press Release issued March 18, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019	AERKOMM INC.

/s/ Jeffrey Wun
Name: Jeffrey Wun
Title: Chief Executive Officer

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